UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2026

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Ste 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC ((Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of August 10, 2026, Adial Pharmaceuticals, Inc. (the “Company”) anticipates that the employment of its current President and Chief Executive Officer, Cary Claiborne, will be terminated effective promptly after the Company’s 2026 Annual Meeting of Stockholders (“the 2026 Annual Meeting”) if certain of the proposals being presented to stockholders are approved (the “Stockholder Approval”), and that Matthew Davidson, the Company’s Chief Development Officer and a member of our Board of Directors, will be appointed as the Company’s President and Chief Executive Office. Additionally, the Company anticipates that the employment of its current Chief Financial Officer, Vinay Shah, will be terminated effective promptly after the 2026 Annual Meeting if Stockholder Approval is obtained, and that a new Chief Financial Officer will be appointed. Upon such terminations, and subject to their respective execution of a release, Messrs. Claiborne and Shah will be entitled to receive the severance payments and benefits provided for by their amended and restated employment agreements.

Furthermore, it is anticipated that changes to the composition and size of the Company’s Board of Directors will be made after Stockholder Approval, including the resignation of certain of the legacy Company board members upon approval receipt of Stockholder Approval and the resignation of the remainder of the legacy Company board members upon the replacement thereof with new directors with relevant experience; however, as of the date of this Current Report on Form 8-K, the Company’s Board of Directors has not made any definitive determinations with respect to such anticipated changes.

Item 8.01. Other Events.

The Board of Directors of the Company has determined to hold the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”) on Thursday, September 17, 2026. All other relevant information concerning the Annual Meeting will be included in the proxy statement relating to the Annual Meeting, which will be filed with the Securities and Exchange Commission and become available to the Company’s stockholders at a later date.

Because the scheduled date of the Annual Meeting is more than 30 days after the anniversary date of the Company’s 2025 annual meeting of stockholders, prior disclosed deadlines regarding the submission of stockholder proposals in connection with the Annual Meeting are no longer applicable. Pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing notice of certain revised deadlines for the submission of stockholder proposals in connection with the Annual Meeting. In order for a stockholder proposal, submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting, such proposal must be received by the Company by August 23, 2026. The Company has determined this to be a reasonable time prior to the printing and mailing of its definitive proxy statement for the Annual Meeting. In addition, in order for a stockholder proposal made other than pursuant to Rule 14a-8 to be considered timely, such proposal must also be received by the Company by August 23, 2026. Stockholders should submit proposals in writing to the Company’s Corporate Secretary at 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060, which submission must comply with all applicable requirements of Rule 14a-8 (“Rule 14a-8”) promulgated under the Securities Exchange Act. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the Annual Meeting, but does not seek to have included in the proxy materials pursuant to Rule 14a-8, must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary of the previous year’s annual meeting. Because the scheduled date of the 2Annual Meeting is more than 30 days prior to the anniversary of the Company’s 2024 annual meeting of stockholders, in order for a stockholder to timely submit a director nomination or other proposal that the stockholder intends to present at the Annual Meeting, but does not seek to have included in the proxy materials pursuant to Rule 14a-8, the stockholder must deliver the director nomination or proposal to the Company no later than August 23, 2026, which is the tenth day following the date of this Current Report on Form 8-K announcing the date of the Annual Meeting. The public announcement of an adjournment or postponement of the date of the Annual Meeting will not commence a new time period (or extend any time period) for timely submitting a stockholder proposal, including pursuant to Rule 14a-8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2026	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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